UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2007 (February 19, 2007)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 19, 2007, BJ’s Wholesale Club, Inc. (the “Company”) entered into a Salary Continuation Agreement and General Release with Edward F. Giles (as amended, the “Agreement”), a First Amendment to the Salary Continuation Agreement and General Release and a Second Amendment to the Salary Continuation Agreement and General Release. Mr. Giles, who was Executive Vice President, Club Operations of the Company, resigned from this position with the Company as of January 29, 2007.

Under the terms of the Agreement, the Company shall pay to Mr. Giles his weekly base salary as of the termination of his employment of $7,692.31 and his weekly auto allowance of $295.65 for seventy-eight weeks (the “Salary Continuation Period”). The Salary Continuation Period shall commence on the next regular payroll cycle after the date that is six months from February 3, 2007, the termination date of Mr. Giles’ employment with the Company (the “Separation Date”), at which time the Company shall provide a lump sum payment to Mr. Giles equal to twenty-six weeks of his base salary. Following such payment, the Company shall pay the remaining fifty-two weeks of base salary to the Mr. Giles in such manner and at such time as the Company shall pay base salary to other executives. During the Salary Continuation Period and the six months prior to the commencement of the Salary Continuation Period, the Company will provide medical, dental and life insurance for Mr. Giles and his family upon terms and conditions to those provided for the Company’s executives generally. Premiums for such medical, dental and life insurance for the six months prior to the commencement of the Salary Continuation Period shall be deducted from the lump sum base salary payment to be made to Mr. Giles. Pursuant to the Agreement, Mr. Giles’ stock options vested as of the Separation Date shall be exercisable for a period of three months from the Separation Date. The Agreement also provides that Mr. Giles will receive any amounts he would have been entitled to receive under the Company’s annual incentive compensation plan for fiscal year 2006.

Pursuant to the Agreement, Mr. Giles agreed to release any and all claims he has against the Company and related persons and agreed to non-solicitation and non-compete restrictions for a period of 18 months after the Separation Date.

The Agreement terminates (1) the Employment Agreement dated as of December 1, 2000 between Mr. Giles and the Company and (2) the Change of Control Severance Agreement dated September 9, 2002, as amended, between Mr. Giles and the Company. The payment provisions contained in the Agreement are consistent with the provisions contained in Mr. Giles’ 2000 employment agreement except for an increase in the Salary Continuation Period from twelve (12) months to seventy-eight (78) weeks.

The description of the above-referenced Agreement is qualified in its entirety by reference to the complete text of the documents, copies of which are attached hereto as Exhibits 10.31, 10.32 and 10.33.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.31 Salary Continuation Agreement and General Release executed as of February 19, 2007 between Edward F. Giles and the Company.

10.32 First Amendment to Salary Continuation Agreement and General Release executed as of February 19, 2007 between Edward F. Giles and the Company.

10.33 Second Amendment to Salary Continuation Agreement and General Release executed as of February 19, 2007 between Edward F. Giles and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2007

BJ’s WHOLESALE CLUB, INC.

By: /s/ Frank D. Forward

        Frank D. Forward

        Executive Vice President and

        Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.31	Salary Continuation Agreement and General Release executed as of February 19, 2007 between Edward F. Giles and the Company

10.32	First Amendment to Salary Continuation Agreement and General Release executed as of February 19, 2007 between Edward F. Giles and the Company.

10.33	Second Amendment to Salary Continuation Agreement and General Release executed as of February 19, 2007 between Edward F. Giles and the Company.